UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4387

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2021, Viking Energy Group, Inc. (“Viking” or the “Company”) entered into an Exclusive Intellectual Property License Agreement (the “License Agreement”) with ESG Clean Energy, LLC, a Delaware limited liability company (“ESG”), pursuant to which Viking received (i) an exclusive license to ESG’s patent rights and know-how related to stationary electric power generation (not in connection with vehicles), including methods to utilize heat and capture carbon dioxide (the “Intellectual Property”) in Canada, and (ii) a non-exclusive license to the Intellectual Property in up to 25 sites in the United States that are operated by Viking or its affiliates.

In consideration of the licenses, Viking paid an up-front royalty of $1,500,000 on August 19, 2021, and Viking is obligated to make additional royalty payments as follows: (i) Viking shall pay an additional $1,500,000 on or before January 31, 2022, which may be paid in whole or in part in the form of Viking’s common stock based on the price of Viking’s common stock on August 18, 2021, at ESG’s election; (ii) Viking shall pay an additional $2,000,000 on or before April 20, 2022, which may be paid in whole or in part in the form of Viking’s common stock based on the price of Viking’s common stock on August 18, 2021, at ESG’s election; and (iii) Viking shall pay to ESG continuing royalties of not more than 15% of the net revenues of Viking generated using the Intellectual Property, with the continuing royalty percentage to be jointly determined by the parties collaboratively based on the parties’ development of realistic cashflow models resulting from initial projects utilizing the Intellectual Property, and with the parties utilizing mediation if they cannot jointly agree to the continuing royalty percentage.

Viking’s exclusivity with respect to Canada shall terminate if minimum continuing royalty payments to ESG are not at least equal to the following minimum payments based on the date that ESG first begins capturing carbon dioxide and selling for commercial purposes one or more commodities from a system installed and operated by ESG using the Intellectual Property (the “Trigger Date”):

Years from the Trigger Date:	Minimum Payments for that Year
Year two (2)	$500,000
Year three (3)	$750,000
Year four (4)	$1,250,000
Year five (5)	$1,750,000
Year six (6)	$2,250,000
Year seven (7)	$2,750,000
Year eight (8)	$3,250,000
Year nine (9) and after	$3,250,000

If the continuing royalty percentage is adjusted jointly by the parties downward from the maximum of 15%, then the minimum continuing royalty payments for any given year from the Trigger Date shall also be adjusted downward proportionally. For example, if the continuing royalty percentage is adjusted prior to the Trigger Date down to 10%, then the minimum continuing royalty payment for year 2 would be adjusted down to $333,333 as follows: $500,000 * (10/15) = $333,333, and all other minimum payments for any given year will be adjusted proportionally downward in the same way.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, respectively, and incorporated in this Item 1.01 by reference in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Exclusive Intellectual Property License Agreement between ESG Clean Energy, LLC and Viking Energy Group, Inc., dated August 18, 2021

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING ENERGY GROUP, INC.

Date: August 23, 2021	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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